UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 21, 2022 (July 19, 2022)

COCA COLA CO

(Exact name of Registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza		30313
Atlanta, Georgia		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
0.500% Notes Due 2024	KO24	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b), (c) and (e)

On July 21, 2022, The Coca-Cola Company (the “Company”) announced that Brian J. Smith, President and Chief Operating Officer, will be retiring from the Company. On September 30, 2022, Mr. Smith will step down from his position as President and Chief Operating Officer, and he will continue with the Company as a senior executive until his retirement on February 28, 2023. On July 21, 2022, the Company provided Mr. Smith with a letter to confirm his senior executive position and set forth the primary compensation elements associated with the position. Pursuant to Mr. Smith’s letter, his base salary and annual target incentive will remain unchanged through his retirement date. Mr. Smith will be eligible to receive annual incentive awards for 2022 and through the date of his retirement in 2023, at the discretion of the Talent and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). Mr. Smith will not receive any additional long-term incentive grants. Mr. Smith’s retirement benefits will otherwise consist of those benefits provided for under the standard terms and conditions of the plans in which he participates.

On July 21, 2022, the Company also announced that John Murphy, Executive Vice President and Chief Financial Officer, will become President and Chief Financial Officer, effective October 1, 2022. On July 21, 2022, the Company provided Mr. Murphy with a letter to confirm his new position and set forth the primary compensation elements that will be effective commencing October 1, 2022. Pursuant to the letter, Mr. Murphy’s base salary will be $1,025,000. Mr. Murphy will continue to be eligible to participate in the Company’s annual and long-term incentive programs, and the Committee adjusted Mr. Murphy’s target annual incentive to 150% of his annual base salary. Mr. Murphy will continue to be subject to the Company’s share ownership guidelines and he will receive certain additional benefits described in Mr. Murphy’s letter.

The foregoing descriptions are qualified in their entirety by the letters for Messrs. Smith and Murphy, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. Details regarding the Company’s annual and long-term incentive programs are included in the Compensation Discussion and Analysis section of the Company’s proxy statement for the 2022 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 11, 2022 (“2022 Proxy Statement”).

A copy of the Company’s press release announcing the retirement of Mr. Smith and Mr. Murphy’s new role as President and Chief Financial Officer is furnished to this report as Exhibit 99.1.

5.02(d)

On July 19, 2022, the Board increased the size of the Board to 12 members and elected Carolyn Everson as a Director of the Company. Ms. Everson was also appointed to the Talent and Compensation Committee, effective immediately following her election.

Ms. Everson will participate in The Coca-Cola Company Directors’ Plan, effective January 1, 2020 (the “Compensation Plan”), pursuant to which in 2022 she will be entitled to a prorated portion of the annual compensation paid to outside directors, consisting of $90,000 to be paid in quarterly installments in cash and $200,000 to be paid in deferred share units. The Compensation Plan is described further starting on page 37 of the Company’s 2022 Proxy Statement.

There are no transactions in which Ms. Everson has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Everson and any other persons pursuant to which she was selected as a director.

A copy of the Company’s press release announcing the election of Ms. Everson to the Board is furnished to this report as Exhibit 99.2.

Item 9.01(d).	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Letter, dated July 21, 2022, from the Company to Brian J. Smith.
Exhibit 10.2	Letter, dated July 21, 2022, from the Company to John Murphy.
Exhibit 99.1	Press Release of The Coca-Cola Company, dated July 21, 2022.
Exhibit 99.2	Press Release of The Coca-Cola Company, dated July 19, 2022.
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: July 21, 2022	By:	/s/ Monica Howard Douglas
Monica Howard Douglas
Senior Vice President and General Counsel